GRANT THORNTON
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                                      January 14, 1999

Securities and Exchange Commission
Washington, DC 20549

Re: Lynton Group, Inc.
    File No.: 0-6878

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Lynton Group, Inc., dated January 12, 1999, and agree with the statements contained therein.

                                     Very truly yours,

                                     /s/Grant Thornton LLP
                                     Grant Thornton LLP